EXHIBIT 10.22

BOARD SERVICE AND RELEASE AGREEMENT

This Board Service and Release Agreement (this “Agreement”), dated as of                             , 2004, is by and between HealthTronics Surgical Services, Inc., a Georgia corporation (“HealthTronics”), and Argil J. Wheelock, M.D., an individual (“Director”).

RECITALS

WHEREAS, in connection with the merger (the “Merger”) of Prime Medical Services, Inc., a Delaware corporation (“Prime”), with and into HealthTronics, Director and HealthTronics have entered into this Agreement;

WHEREAS, Director has served as the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of HealthTronics pursuant to an Employment Agreement dated as of January 1, 2004 (as amended from time to time, the “Employment Agreement”);

WHEREAS, HealthTronics and Director agree that as part of the consideration for the Merger, it is in their mutual interests that, as of the date of the consummation of the Merger (the “Effective Date”), the Employment Agreement be terminated, and the employment relationship severed, upon the terms and conditions provided in this Agreement (the “Severance”);

WHEREAS, in further consideration for Prime’s consummation of the Merger, HealthTronics desires to engage the services of Director and obtain his agreement not to compete with HealthTronics on the terms and conditions contained herein; and

WHEREAS, Director desires to continue to serve on HealthTronics’ Board upon the terms and conditions stated herein, and HealthTronics desires that Director serve in such capacity in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Severance of Employment

Section 1.1 Severance of Employment Agreement and Employment Relationship. Effective as of the Effective Date, HealthTronics and Director terminate the Employment Agreement and agree that the other shall no longer be bound by, and is released from, any and all of the terms, obligations and conditions contained in the Employment Agreement; provided, however, that Director shall be entitled to the rights set forth in Section 9(e) and (f) of the Employment Agreement as a result of the Merger (which, for the purpose of Section 9(e) and (f) of the Employment Agreement, Director shall be deemed to have terminated the Employment Agreement for Good Reason (as defined in the Employment Agreement) and a Change in Control (as defined in the Employment Agreement) shall be deemed to have occurred). Effective as of the Effective Date, Director agrees that, as a result of the Severance, Director irrevocably forfeits any rights to receive any future compensation for Director’s 2004 performance (including, without limitation, salary, incentive compensation and/or stock options) that Director may have been entitled to receive under the Employment Agreement. Effective as of the Effective Date, Director resigns, and HealthTronics accepts such resignation, from any and all director, employment and officer positions, relations, and responsibilities that Director may hold or claim to hold with HealthTronics and any of HealthTronics’ subsidiaries and/or affiliates (collectively, including HealthTronics, the “Affiliated Entities,” and individually, an “Affiliated Entity”). Notwithstanding the foregoing, all stock option agreements between HealthTronics and Director and all obligations of HealthTronics thereunder remain binding and enforceable according to their terms after the Effective Date.

ARTICLE II

Retention and Duties of Director

Section 2.1 Service and Term. Effective as of the Effective Date, Director agrees to serve as a director and as Non-executive Chairman of the Board from the Effective Date until the earlier of Director’s death, resignation, removal, replacement, failure to be elected by HealthTronics’ shareholders, failure to be nominated for election by the HealthTronics’ Board of Directors or the time Director otherwise no longer serves on the HealthTronics’ Board of Directors for any other reason.

Section 2.2 Duties. Director during the term hereof shall serve as a director of HealthTronics and shall fulfill in good faith the duties required of such position. Director shall use Director’s good faith efforts to promote the interests of the Affiliated Entities, and to preserve their goodwill with respect to their employees, customers, suppliers and other persons having business relations with the Affiliated Entities. Director agrees to accept and hold all such non-employee positions and/or directorships with the Affiliated Entities as to which Director may, from time to time, be elected. HealthTronics and Director each acknowledge that, as of the Effective Date, Director is not an employee, agent, joint venturer, or partner of any of the Affiliated Entities.

ARTICLE III

Compensation; Expense Reimbursements

Section 3.1 Compensation. As compensation for Director’s services during Director’s tenure as a director of the Company after the Effective Date, HealthTronics shall pay Director, in lieu of customary fees paid by HealthTronics to its directors, the following:

(a) $25,000 per calendar month (prorated for partial months), from the Effective Date until the first anniversary of the Effective Date;

(b) $20,833 per calendar month (prorated for partial months), from the first anniversary of the Effective Date until the second anniversary of the Effective Date;

(c) $16,666 per calendar month (prorated for partial months), from the second anniversary of the Effective Date until the third anniversary of the Effective Date; and

(d) after the third anniversary of the Effective Date, $16,666 per calendar month (prorated for partial months), unless the HealthTronics’ Board, in its sole discretion, decides to establish a different amount or form of compensation for Director.

Upon the earlier of Director’s death, resignation, removal, replacement, failure to be elected by HealthTronics’ shareholders, failure to be nominated for election by the HealthTronics’ Board of Directors or the time Director otherwise no longer serves on the HealthTronics’ Board of Directors for any other reason, HealthTronics shall pay Director the compensation set forth above that is accrued but unpaid prior to the date of such death, resignation, removal, replacement, failure to be elected by HealthTronics’ shareholders, failure to be nominated for election by the HealthTronics’ Board of Directors or otherwise no longer serving on the HealthTronics’ Board of Directors, and upon making such payment, HealthTronics shall have no further liability or obligation under this Section 3.1. HealthTronics and Director each acknowledge and agree that HealthTronics shall not withhold amounts from Director’s monthly fees set forth in this Section 3.1. Accordingly, Director is solely responsible for reporting all information and paying all taxes and other withholdings required under applicable law.

Section 3.2 Severance Pay. After the Effective Date, HealthTronics agrees to pay to Director $1,410,000 (the “Severance Pay”) in a lump sum, in immediately available funds or other payment form acceptable to Director, upon the termination of Director’s service to the Company as a result of Director’s death, resignation, removal, replacement, failure to be elected by HealthTronics’ shareholders, failure to be nominated for election by the HealthTronics’ Board of Directors or Director otherwise no longer serving on the HealthTronics’ Board of Directors; provided, that such termination of service occurs after the Effective Date. HealthTronics and Director each acknowledge and agree that HealthTronics shall not withhold amounts from the Severance Pay. Accordingly, Director is solely responsible for reporting all information and paying all taxes and other withholdings required under applicable law.

Section 3.3 Expenses. HealthTronics shall reimburse all reasonable out-of-pocket travel and business expenses incurred by Director in connection with the performance of Director’s duties pursuant to this Agreement. Director shall provide HealthTronics with documentation of Director’s expenses, in a form acceptable to HealthTronics and which satisfies applicable federal income tax reporting and record keeping requirements.

ARTICLE IV

Restrictive Covenants

Section 4.1 Confidentiality. HealthTronics agrees to disclose to Director from time to time trade secrets and other Confidential Information (defined below) which may be necessary for Director to perform under this Agreement. In consideration for HealthTronics’ foregoing agreement to disclose Confidential Information, unless authorized by the Board in writing or as otherwise required to perform his responsibilities, Director will not directly or indirectly, acting alone or in conjunction with others, disclose to any person or other entity any Confidential Information. “Confidential Information” shall include all confidential and proprietary information of the Affiliated Entities, including, without limitation, all trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of any Affiliated Entities, any processes, services, compensation and other employment practices, research, pricing practices, price lists and procedures, purchasing, accounting, engineering, manufacturing, production, operations, organization, finances, marketing, customer lists, blueprints, product specifications, any other information, method, technique or system, or any other confidential or proprietary information relating to the business of any Affiliated Entities. Notwithstanding the foregoing, Confidential Information shall not be deemed to include any information which (a) is or becomes generally available to the public or known by a knowledgeable person in the industry (except as a result of Director’s breach of this Agreement) or (b) is or becomes lawfully available to Director on a non-confidential basis from a third party without, to the Director’s knowledge, breach by that third party of any obligation of confidence concerning that Confidential Information. Nothing herein shall prevent disclosure of any Confidential Information if, upon the advice of counsel, Director is compelled to disclose such Confidential Information, provided that Director provides notice of any such compelled disclosure so that HealthTronics may seek a protective order or confidential treatment.

Section 4.2 Noncompetition. Subject to the other terms and conditions of this Agreement, for the period from the date hereof until five (5) years from the date Director no longer serves on the HealthTronics’ Board of Directors (the “Non-Competition Period”), in consideration for the payments detailed herein, Prime’s consummation of the Merger, and the agreement by HealthTronics to provide Director with access to Confidential Information of the Affiliated Entities from time to time, Director will not (unless authorized in writing by the Board):

(a) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee (engaging in the same or substantially the same services he previously provided for HealthTronics for any Restricted Business), consultant, agent, or independent contractor of, or lender to, any person or business, engage in any Restricted Business (as defined below) anywhere in the United States or Europe (provided that the following are not violations of this paragraph: (i) the ownership of less than [10]% of HealthTronics’ common stock, and (ii) the passive ownership of less than 5% of the ownership interests of an entity having a class of securities that is traded on a national securities exchange or over-the-counter market);

(b) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, request or advise any patient, physician, customer or any other person, firm, vendor, contractor, lessor, hospital, surgery center, corporation or other entity having a business relationship with any Affiliated Entity, to withdraw, curtail, or cancel its business with such entity or engage in any other activity that could reasonably be expected to have an adverse affect on the relationship such person or entity has with such entity;

(c) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by an Affiliated Entity as of the date Director no longer serves on the HealthTronics’ Board of Directors, any client, account or location of an Affiliated Entity; or

(d) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit for employment, or engagement as an independent contractor, or for any other similar purpose, any person who was in the twelve month period preceding the solicitation or is at the time of the solicitation, an employee of any Affiliated Entity, or any entity related to any of them.

As used in this Agreement, the term “Restricted Business” means the business engaged in by Prime or HealthTronics as of the date Director no longer serves on the HealthTronics’ Board of Directors.

Section 4.3 Non-Disparagement. Director hereby covenants and agrees that Director shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning any of the Affiliated Entities, their officers, agents and employees, or their respective businesses or business activities, except for statements made under oath in any legal process.

Section 4.4 Remedies. Director understands and acknowledges damages at law alone will be an insufficient remedy for HealthTronics and HealthTronics will suffer irreparable injury if Director violates the terms of this Article 4. Accordingly, HealthTronics, upon application to a court of competent jurisdiction, shall be entitled to injunctive relief to enforce the provisions of this Agreement in the event of any breach of its terms. Director hereby waives any requirement that HealthTronics post bond or other security prior to obtaining such injunctive relief. Injunctive relief may be sought in addition to any other available rights or remedies at law. HealthTronics shall additionally be entitled to reasonable attorneys’ fees incurred in enforcing the provisions of this Agreement.

Section 4.5 Release. Effective as of the Effective Date, Director releases and discharges HealthTronics and its directors, officers, agents and employees, individually and collectively (the “Release”), of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the Effective Date. Without limiting the generality of the foregoing, Director hereby acknowledges and agrees that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to Director’s employment by or service to any Affiliated Entity. The foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by Director individually and on behalf of Director’s heirs, successors, assigns, agents, and all persons subrogated to Director’s rights or to whom Director’s rights are secondary or derivative. Notwithstanding anything to the contrary in this Agreement, in no event shall Director be deemed to have released HealthTronics or any of its Affiliated Entities or any of their respective successors in interest, from any obligation to indemnify Director in his capacity as an officer or director of HealthTronics or any of its Affiliated Entities in accordance with that certain Agreement and Plan of Merger, dated as of June 11, 2004, by and between Prime and HealthTronics or the Articles of Incorporation or Bylaws of HealthTronics (or related governing documents of its Affiliated Entities).

ARTICLE V

Miscellaneous

Section 5.1 No Assignment; Binding, Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Director without the prior written consent of HealthTronics and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

Section 5.2 Amendments. This Agreement cannot be modified or amended except by a written agreement executed by all parties hereto.

Section 5.3 Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof.

Section 5.4 Survival. All provisions of this Agreement which by their terms are intended to survive termination or expiration of this Agreement, including without limitation, Article 4, shall survive such termination or expiration in accordance with their terms.

Section 5.5 Severability; Interpretation. It is expressly understood and agreed that although Director and HealthTronics agree that the restrictions contained in Article 4 above are reasonable in scope, duration and territory, for the purpose of preserving the Affiliated Entities’ proprietary rights, business value as going concerns and goodwill, if a final judicial determination is made by a court having jurisdiction that the time or any other restriction contained in Article 4 is an unenforceable restriction against Director, the provision containing such restriction shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

Section 5.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

Section 5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 5.8 Submission to Jurisdiction. Should a dispute arise regarding this Agreement, including but not limited to a breach of this Agreement, an alleged breach, or its enforceability, Director agrees that Texas is the sole and proper jurisdiction for the dispute.

[Signature page follows]

SIGNATURE PAGE TO

BOARD SERVICE AND RELEASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective for all purposes as of the first date provided above.

HEALTHTRONICS: HEALTHTRONICS SURGICAL SERVICES, INC.

By:
Martin J. McGahan President and Chief Operating Officer

DIRECTOR:

Argil J. Wheelock, M.D.